EXHIBIT 99.1

Virtual Radiologic Media Contact:	Providence Media Contact:
Les Mann	Andrew Cole
952.595.1295	212.687.8080
les.mann@vrad.com	acole@sardverb.com
FOR IMMEDIATE RELEASE
VIRTUAL RADIOLOGIC COMPLETES MERGER WITH PROVIDENCE EQUITY PARTNERS
Stockholders to receive $17.25 per share in cash;
transaction valued at approximately $294 million
Eden Prairie, Minn. and Providence, RI, July 12, 2010 — Virtual Radiologic Corporation (“vRad”), a national radiology practice and a leader in the development of radiologist workflow technology, and Providence Equity Partners, a leading global private equity firm that manages over $22 billion in equity capital, announced that earlier today vRad’s stockholders approved and adopted the merger agreement providing for the acquisition of vRad by an affiliate of Providence. The transaction is valued at approximately $294 million and was completed today.
“With its innovative proprietary technology, vRad is transforming the way radiologic care is delivered,” said Eran Broshy, a Senior Advisor at Providence. “We look forward to working with Rob Kill and the entire vRad team to continue to grow the company and add value for vRad’s customers over the long-term.”
“We are pleased with the outcome of today’s stockholder vote,” said Rob Kill, vRad’s President and Chief Executive Officer. “The vote results underscore the value we are delivering to shareholders through this transaction. Looking ahead, we expect to continue building on our leadership position in the development of radiologist workflow technology and in providing the highest quality patient care. Providence brings an exceptional track record of supporting the growth of information services companies in and outside of the healthcare industry, and we look forward to working with them for many years to come.”
Under the terms of the merger agreement, vRad stockholders will receive $17.25 in cash for each share of vRad common stock held. Letters of transmittal allowing former vRad stockholders to deliver their shares to the paying agent in exchange for payment of the merger consideration will be distributed promptly after the closing.
With the closing of the transaction, vRad’s common stock will cease to trade on NASDAQ at market close today and will be delisted.
Goldman, Sachs & Co. served as financial advisor and Oppenheimer Wolff & Donnelly LLP served as legal counsel to vRad. Weil, Gotshal & Manges LLP served as legal counsel and KPMG LLP provided accounting and tax advisory services to Providence Equity Partners.
vRad is ranked No. 1 in the 2009 KLAS® Teleradiology Services Category for Second Consecutive Year

EXHIBIT 99.1

About Providence Equity Partners
Providence Equity Partners is the leading global private equity firm specializing in equity investments in media, entertainment, communications and information companies around the world. The principals of Providence manage funds with over $22 billion in equity commitments and have invested in more than 100 companies operating in over 20 countries since the firm’s inception in 1989. Significant investments include Archipelago Learning, Bresnan Broadband Holdings, Casema, Com Hem, Digiturk, Education Management Corporation, eircom, Hulu, Idea Cellular, ikaSystems Corporation, Kabel Deutschland, NexTag, Ono, PanAmSat, ProSiebenSat.1, Recoletos, TDC, Univision, VoiceStream Wireless, Warner Music Group, Western Wireless and Yankees Entertainment and Sports Network. Providence is headquartered in Providence, RI (USA) and has offices in New York, London, Los Angeles, Hong Kong and New Delhi. Visit www.provequity.com for more information.
About Virtual Radiologic
Virtual Radiologic Corporation (vRad) is a national radiology practice working in partnership with local radiologists and hospitals to optimize radiology’s pivotal role in patient care. vRad’s more than 140 radiologists serve 1,200+ facilities (21% of U.S. hospitals), reading 2.7 million studies annually. Delivering access to extensive subspecialty coverage, vRad contributes to improved quality of patient care. And with its next-generation technology, vRad enhances productivity, helping to lower the overall cost of care while expediting time to diagnosis and treatment. For more information, visit www.vrad.com.
Safe Harbor for Forward-Looking and Cautionary Statements
Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, in particular, statements about plans, objectives, strategies and prospects regarding, among other things, vRad’s business and results of operations. These statements can be identified by the use of words such as “will,” “believe,” “expect,” and “anticipate” and similar terms or expressions of future expectation. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of vRad to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. For examples of such risks and uncertainties, please see vRad’s Annual Report on Form 10-K, as well as other filings with the Securities and Exchange Commission. vRad undertakes no duty to update these forward-looking statements due to new information or as a result of future events.
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vRad is ranked No. 1 in the 2009 KLAS® Teleradiology Services Category for Second Consecutive Year